Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-214656) and Registration Statement on Form S-8 (No. 333-209811) of America First Multifamily Investors, L.P. of our report dated March 3, 2017 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
March 3, 2017